UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2018

General Electric Company
(Exact name of registrant as specified in its
charter)

New York	001-00035	14-0689340
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

41 Farnsworth Street, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 443-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 24, 2018, Jan Hauser, GE’s Vice President, Controller and Chief Accounting Officer, communicated her intention to retire from General Electric Company (“GE”).

GE intends to appoint Thomas S. Timko, 50, as Vice President, Controller and Chief Accounting Officer, effective on or about September 10, 2018. Since 2017, Mr. Timko has been Vice President, Global Business Solutions and Chief Accounting Officer, and from 2013 to 2017 he was Vice President, Controller and Chief Accounting Officer, of General Motors Company (“GM”). Prior to joining GM, he held chief accounting officer positions at Applied Materials, Inc. and Delphi Automotive.

Mr. Timko will receive salary, bonus and equity awards, and will participate in other benefit and compensation plans, at levels consistent with his seniority and scope of responsibility. His compensation arrangements also provide for him to receive a sign-on bonus, a minimum payout equivalent to 100% of his salary under GE’s 2018 annual cash bonus program, and grants of restricted stock units with a value reflecting compensation forfeited with his former employer and vesting over three years.

Ms. Hauser has agreed to remain in the role of Chief Accounting Officer until Mr. Timko assumes his position and then will assist with the transition.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: July 26, 2018	/s/ Christoph A. Pereira
Christoph A. Pereira
Vice President, Chief Corporate, Securities
and Finance Counsel

(3)